                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant


Check the Appropriate Box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        IFS INTERNATIONAL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:________

     2)  Aggregate number of securities to which transaction applies:___________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         _______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:_______________________

     5)  Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                        Copies of all communications to:

                           MICHAEL D. DIGIOVANNA, ESQ.
                           PARKER DURYEE ROSOFF & HAFT
                                529 Fifth Avenue
                          New York, New York 10017-4608
                                 (212) 599-0500

                        IFS INTERNATIONAL HOLDINGS, INC.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180


May 1, 2001


To Our Stockholders:

         The Annual Meeting of Stockholders of IFS International Holdings, Inc., a Delaware corporation will be held at 10:00 a.m. on May 21, 2001, at its corporate headquarters located at 300 Jordan Road, Troy, New York 12180. Enclosed is our Notice of the Annual Meeting of Stockholders, Proxy Statement and Proxy Card. The enclosed Proxy Statement and Proxy Card contain details concerning the business to come before the meeting, including (i) election of the named nominees to our Board of Directors and for the terms indicated; and
(ii) the ratification of the selection of Urbach Kahn & Werlin LLP as our independent auditors for the fiscal year ending April 30, 2001. You should note that, after careful consideration, our Board of Directors unanimously recommends a vote "FOR" each of the nominees for director and for aforesaid proposals. The meeting is for the fiscal year 2000 and another annual meeting will be held for fiscal year 2001.

         If you were a record holder of our common stock on April 20, 2001 you are eligible to vote with respect to these matters, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. For that reason we request that you sign and return the Proxy Card now. A postage paid envelope is enclosed for your convenience in replying. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

         We look forward to reviewing our activities with you at the meeting. We hope you can be with us.

                                      Sincerely,


                                      /s/ Simon J. Theobald

                                      Simon J. Theobald
                                      Chairman and Chief Executive Officer

                        IFS INTERNATIONAL HOLDINGS, INC.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                             To Be Held May 21, 2001

To the Stockholders of IFS International Holdings, Inc.:


         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of IFS International Holdings, Inc., a Delaware corporation, will be held at 10:00 a.m. local time, on May 21, 2001, at our offices located at 300 Jordan Road, Troy, NY 12180, to consider and to vote on the following matters as more fully described in the accompanying Proxy Statement:

         To elect six Directors; and

         To ratify the selection of Urbach Kahn & Werlin LLP as our independent auditors for the fiscal year ending April 30, 2001; and

         To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjourned meetings thereof.

         All stockholders are cordially invited to attend the Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person if you wish. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

                            By Order of the Board of Directors
                            Simon J. Theobald

                            /s/ Simon J. Theobald

                            Chairman and Chief Executive Officer

Dated: May 1, 2001



                        IFS INTERNATIONAL HOLDINGS, INC.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 21, 2001
                                VOTING AND PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IFS International Holdings, Inc. for use at an Annual Meeting of Stockholders to be held at 10:00 a.m. local time, on May 21, 2001, at our offices located at 300 Jordan Road, Troy, NY, 12180, and any adjournments thereof. When such proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" (i) election of the named nominees to our Board of Directors and (ii) the ratification of the selection of Urbach Kahn & Werlin LLP as our independent auditors for the fiscal year ending April 30, 2001. Any holder of record giving a proxy has the power to revoke it at any time before it is voted by written notice to our Secretary, by issuance of a later dated proxy, or by voting in person at the meeting. This Proxy Statement and accompanying Proxy Card is being mailed on or shortly after May 1, 2001, to all stockholders entitled to vote at the meeting. The meeting is the annual meeting for fiscal year 2000 and another meeting will be held at a later date for fiscal year 2001.

At the close of business on April 20, 2001, the record date for determining stockholders entitled to notice of and to vote at the meeting, the total number of shares of our common stock outstanding was 6,545,559 shares. The common stock is the only class of security of ours entitled to vote, each share being entitled to one non-cumulative vote. Only stockholders of record as of the close of business on April 20, 2001 will be entitled to vote. A majority of the aggregate number of shares of common stock outstanding and entitled to vote must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Assuming the presence of a quorum, a plurality of the aggregate votes cast by the holders of common stock voting is required for the election of the named nominees to the Board of Directors. A vote of a majority of the shares of common stock present and voting, in person or by proxy, at the Meeting is required to pass upon each of the other matters presented. Abstentions or no votes or "Broker non-votes" with respect to shares present and voting, in person or by proxy, at the Meeting will be counted in tabulations of the votes cast but will have the effect of a vote against such proposal. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

                                 PROPOSAL NO. 1

TO ELECT SIX DIRECTORS OF THE COMPANY

The following incumbent directors are being nominated for re-election to the
Board:

Simon J. Theobald, Per Olof Ezelius, Michael DiGiovanna,  James W. Denney, David
L. Hodge, and Frank A. Pascuito

Information Concerning Nominees

The following table sets forth the positions and offices presently held with us by each nominee, his age and his tenure as a director:

                                 Positions Presently Held          Director
Name                     Age         with the Company               Since
---------------------   -----  -----------------------------  ------------------

Simon J. Theobald ....   37        Chairman and
                                   Chief Executive Officer           1994

Per Olof Ezelius......   51        Director                          1998

Michael DiGiovanna....   60        Director                          2001

James W. Denney.......   36        Director                          2001

David L. Hodge........   62        Director                          1997

Frank A. Pascuito.....   44        Director                          1989

Simon J. Theobald has been our Chairman of the Board and Chief Executive Officer since December 5, 2000. Mr. Theobald has been employed by us in executive positions since 1992. He served as our Executive Vice President from March 1999 to December 2000. Mr. Theobald has also been our President and CEO of our subsidiary, IFS International, Inc. since June 2000.

Per Olof Ezelius serves as one of our directors and serves as Chief Executive Officer of the NCI Group. Previously, Mr. Ezelius was Vice President of Worldwide Sales and Chief Operating Officer of the NCI Group. Prior to NCI, Mr. Ezelius served as Vice President of Marketing and Project Management for Inter Innovation AB in Stockholm, Sweden. Mr. Ezelius started his career in 1971 in the systems design and application software development area for the first generation of programmable bank branch automation systems.

Michael D. DiGiovanna, serves as one of our directors and has been engaged in the practice of law since 1966. He is presently a shareholder of Parker Duryee Rosoff & Haft where he has been employed since January 1995. Mr. DiGiovanna has been practicing in New York City since March, 1966 and specializes in securities, corporate and commercial law. He received his LLB from New York University in 1965.

James W. Denney, serves as one of our directors and is currently the President of Mohawk Asset Management, Inc., an investment advisor company. He is also the President of Electric City Funds, Inc. and is the Portfolio Manager of the Electric City Value Fund. Mr. Denney previously served as the Mayor of the Village of Scotia, New York.

David L. Hodge serves as one of our directors and since March 1, 2001 has been employed by ImageSoft Technologies in Orlando, Florida as Vice President for Titan Product Line. Mr. Hodge served as our President and Chief Executive Officer from February 1998 through December 5, 2000 and as a consultant from such time until February 28, 2001. Prior to February, 1998 Mr. Hodge was Vice President for the Cable and Broad Band solutions group of Cincinnati Bell Information Systems ("CBIS"), presently known as Convergys Corp., and held various senior management positions at Ernst & Young, CBS/Newtrend (now a division of Fiserv), Anacomp and Great Western Bank.

Frank A. Pascuito serves as a one of our directors. Mr. Pascuito is also the Chief Executive Officer of Go2pay, Inc., which specializes in the processing of Internet payment transactions. Mr. Pascuito is a co-founder of IFS International's predecessor, Avant-Garde Computer Systems, Inc. As a consultant to NCR Corporation in 1979, he assisted in the development and installation of the first online/offline ATM system for NCR in the United States. Mr. Pascuito has over twenty years of operating and marketing experience in EFT system design, sales and service. Mr. Pascuito is a graduate of the State University of New York, at Potsdam with a B.S. in Computer Science.



The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 1 on the Proxy Card) electing the named nominees to the Board of Directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposal to elect the named nominees. The re-election must be approved by the affirmative vote of the holders of a majority of the shares of common stock, present in person or represented by proxy and casting votes with respect to this proposal.

                             PRINCIPAL STOCKHOLDERS

                                       AND

                           STOCKHOLDINGS OF DIRECTORS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2001, by (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each Named Officer, and, (iv) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

The following table includes common stock owned and issuable pursuant to stock options exercisable within sixty days.

Name and Address of                Number Of Shares            Percentage
 Beneficial Owner                 Beneficially Owned            of Class
-------------------               ------------------            --------
Simon J. Theobald ..............        165,923 (1)                2.5%
Little Elms, 12 Green Lane,
Croxley Green, Rickmansworth,
Hertfordshire, WD3 3HR England

Per Olof Ezelius................      1,628,030 (2)               24.7%
Nine Woodlawn Green
Charlotte, NC 28217

Michael D.DiGiovanna............          3,567 (3)                0.1%
Parker, Duryee, Rosoff & Haft
529 5th Avenue
New York, N.Y. 10017

James W. Denney.................         31,903 (4)                0.5%
112 Erie Boulevard
Schenectady, New York  12305

David L. Hodge..................        222,693 (5)                3.3%
2600 Maitland Ctr. Pkwy
Maitland, Florida  32751

Frank A. Pascuito...............        485,335 (6)                7.1%
Rensselaer Technology Park
300 Jordan Road
Troy, NY 12180

Chris Van Brugge..... ..........        475,000 (7)                7.1%
Level 5
504 Pacific Highway
St. Leonards
New South Wales 2065
Australia

Hestian Pty Limited.............        475,000 (7)                7.1%
Level 5
504 Pacific Highway
St. Leonards
New South Wales 2065
Australia

All directors, executive officers,
and known 5% or more shareholders
as a group (6 persons)..........      3,487,451 (8)               47.1%

(1) Includes 88,695 shares issuable upon exercise of stock options.

(2) Includes 43,000 shares issuable upon exercise of stock options.

(3) Includes 3,567 shares issuable upon exercise of stock options.

(4) Includes 1,903 shares issuable upon exercise of stock options. Includes 30,000 shares owned beneficially and of record by Electric City Value Fund. Mr. Denney is President of Electric City Funds, Inc., which contains Electric City Value Fund as an investment series, and of Mohawk Asset Management, Inc., Electric City Funds investment advisor. Mr. Denney disclaims beneficial ownership of the shares owned by said entity for all other purposes.

(5) Includes 202,693 shares issuable upon exercise of stock options.

(6) Includes 320,254 shares issuable upon exercise of stock options.

(7) Includes in each case 100,000 shares of common stock subject to presently exercisable warrants. We are advised that both of these shareholders acquired their securities from Sonic Communications Pty. Limited which purchased 850,000 shares of our common stock in March 2001.

(8) Includes 860,112 shares issuable upon exercise of stock options and warrants.

Identification of Executive Officers  (Excludes Executive Officers who are also Directors)

Name                       Age           Position(s)             Principal Occupation
---------               ---------    ------------------          --------- ----------
Carmen A. Pascuito      41           CFO, Controller and         Carmen A. Pascuito has served as Chief Financial
                                     Secretary                   Officer since May 1999, Secretary since
                                                                 December 1996 and Controller since 1989. Mr.
                                                                 Pascuito joined the Company's predecessor,
                                                                 Avant-Garde Computer Systems, Inc. in 1985 as a
                                                                 staff accountant and became its controller in
                                                                 1988. Mr. Pascuito is a graduate of Siena College
                                                                 with a B.A. degree in Accounting.

Frank A. Pascuito and Carmen A. Pascuito are brothers.

Executive officers are elected annually by the our Board of Directors to hold office until the first meeting of the Company's Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

Information Concerning the Board

The Board of Directors held 15 meetings, including telephonic meetings during the year ended April 30, 2000.

The Board of Directors has standing an Audit and Compensation Committees. The membership and principal responsibilities of these committees are described below:

Audit Committee

Members during 2000: Rex Welton, John P. Singleton, and DuWayne J. Peterson

The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent public accountants and reviewing such accountants results of their audit, the adequacy of the Corporation's system of internal accounting controls, and any material breakdown in such controls.

Messrs. Welton, Singleton and Peterson are no longer members of the board. Michael D. DiGiovanna, Per Olof Ezelius and James W. Denney are presently members of the Committee.

Compensation Committee

Members during 2000: David L. Hodge, DuWayne J. Peterson, and John P. Singleton

Messrs. Peterson and Singleton have resigned from the board. Michael D. DiGiovanna, Simon Theobald and James W. Denney are presently members of the Committee.

The Compensation Committee's functions include reviewing and making proposals to the Board of Directors with respect to matters having to do with the compensation of senior executives of the Corporation and administering all plans relating to the compensation of officers, including the 1988 Stock Option Plan, and the 1998 Stock Plan.

The Company does not have a nominating committee, charged with the search for and recommendation to the Company's Board of Directors of potential nominees for the Company's Board of Directors positions. The Company's Board of Directors performs these functions as a whole.

The Board also had other committees during the year 2000 including an acquisition committee, sales and marketing committee, strategic planning committee and executive committee all of which had an advisory role and have been disbanded.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations, the Company believes that during the fiscal year ended April 30, 2000, no officer, director or greater than 10% beneficial owner was late with his filings.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company or its subsidiary for services rendered during the fiscal years ended April 30, 2000, 1999, and 1998 by its Executive Officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year end April 30, 2000. Messrs. Hodge, Pascuito and Singleton are no longer employed by the Company as executive officers.

                           SUMMARY COMPENSATION TABLE

                             Annual Compensation            Long-Term Compensation
                             -------------------            ----------------------
                                                                        Other
                                                                        Annual       Securities
Name and                    Fiscal                                      Compen-      Underlying
Principal Position           Year       Salary         Bonus            sation       Option(s)
-----------------------    --------  ------------    ---------         ---------    ------------
Simon Theobald...........   2000     329,327(8)         -                   -           -
President and CEO / IFS     1999     265,029            -                   -         175,000
                            1998     206,408            -                   -          15,000

Per Olof Ezelius.........   2000     151,400            -                16,195(4)       -
President and CEO/NCI       1999     151,500            -                27,960(5)     25,000
                            1998     55,767           100,000            50,000(6)     18,000

David Hodge..............   2000     220,994            -                40,000(1)       -
President and CEO           1999     200,769            -                27,500(2)    290,000
                            1998     41,538             -                10,500(3)     60,000

Frank Pascuito...........   2000     169,212            -                56,063(4)     15,183
Director                    1999     130,038            -                   -         221,750
                            1998     114,810           50,000               -          18,722

John Singleton              2000      -                 -               170,150(7)        -

--------

(1) Represents contributions to an annuity which have been accrued, but not yet paid as of April 30, 2000.

(2) Represents 10,000 shares of the Company's common stock at market value of $2.75 granted to the officer on May 26, 1999.

(3) Amount in Other Annual Compensation represents amounts paid for board member fees prior to appointment of President and CEO.

(4)  Accrued unused vacation time.

(5) Reimbursement of real estate fees paid to Mr. Per Olof Ezelius in connection with the sale of property.

(6) 25,000 shares issued to Mr. Per Olof Ezelius pursuant to extension agreement. Market Value $2.00 per share.

(7) Payments made to Mr. Singleton pursuant to a consulting agreement and an agreement for services.

(8) The majority of this compensation is a result of commissions earned while Mr. Theobald was selling our products prior to being appointed CEO.

As of April 30, 2000 outside Board Directors, of which there were three, were compensated with a $6,000 annual retainer and an additional Board meeting fee which can range from $250 to $2,000 per meeting. If an outside Director serves on a committee, then they are also entitled to a $500 committee meeting fee. All outside Directors receive an option to purchase 10,000 shares of the Company's common stock annually, upon each anniversary of their appointment to the Board.

Presently, Directors are granted an option agreement of 25,000 shares on the effective date of appointment. An additional grant of 10,000 shares is granted at each anniversary date of the initial appointment. There is no additional compensation for attending telephonic Board meetings. An additional block of 2,500 shares are earned for each additional Board meeting in person requested by us beyond the regular four meetings planned for any given fiscal year. There is no cash compensation to any Director. Any directors that are employed by one of our wholly or partially owned subsidiaries or are receiving other forms of compensation from us, are not entitled to receive any board compensation.

The following table sets forth all grants of stock options to each of the named executive officers of the Company during the fiscal year ended April 30, 2000.

                Option Grants in Fiscal Year Ended April 30, 2000

                              Number of
                              Shares of        % of Total
                             Common Stock        Options
                              Underlying       Granted to
                               Options         Employees in     Per Share      Expiration
Name                           Granted          Fiscal Year   Exercise Price      Date
--------                   ----------------  ---------------- --------------   ----------
Frank A. Pascuito....            14,683             4.8  %         $2.45          05/01/09
Frank A. Pascuito....               500             0.2  %         $2.00          10/01/09

The following table sets forth information as to options exercised by each of the named executives during the fiscal year ended April 30, 2000, and the value of in-the-money options held as of April 30, 2000.

                                                Option Exercises and Option Values

                                                                          Number of Securities             Value of Unexercised
                                 Number of Shares                        Underlying Unexercised              In-the-Money  (1)
                                 of Common Stock                       Options as of April 30,2000     Options as of April 30, 2000
                                   Acquired on                        ------------------------------  -----------------------------
              Name                   Exercise       Value Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------  ----------------  -----------------  -------------  ---------------  -------------  --------------
David L. Hodge
President and CEO..............              0          $       0          117,523          232,477     $   537,135    $   996,565

Frank Pascuito,
Director.......................         13,350          $  80,634          260,210           97,430     $ 1,258,102    $   431,826

Simon Theobald,
Executive Vice President.......         64,708          $ 340,826           48,938          121,354     $   210,857    $   495,817

Per Olof Ezelius,
President and CEO/NCI..........              0          $       0           29,911           13,089     $   144,807    $    61,963

--------
(1) Based on a market price of $6.70 per share at April 30, 2000.

EXECUTIVE COMPENSATION AGREEMENTS

We had entered into employment agreements with each of Messrs. David Hodge and Simon Theobald and consulting and services agreements with John Singleton. Mr. Hodge & Mr. Singleton have resigned from their positions, although Mr. Hodge continues as a director and their agreements are no longer continued.

The initial term of Mr. Hodge's employment agreement as amended had been extended from February 15, 1998 to February 14, 2003, and was automatically renewable annually thereafter. Under Mr. Hodge's employment agreement, Mr. Hodge received (i) an annual base salary of $200,000, subject to an increase commencing on June 1, 1998 based on the increase in the consumer price index and periodic review after May 31, 1999; (ii) an annual bonus (which could not exceed 80% of the annual base salary) based on the achievement of performance goals agreed to by the executive and the board; (iii) stock options granted immediately under the 1998 Stock Plan for the purchase of 270,000 shares of our common stock vesting over a period of five years, 54,000 shares on February 15, 1998 and 54,000 shares thereafter on each February 15 through 2002; (iv) life insurance or death benefits in the amount of $500,000; (v) an annuity of $40,000 per year for the joint lives of the executive and his spouse. The Agreement also provides for allowances for custodials and club membership.

The initial term of Mr. Theobald's employment agreement as amended extends from February 24, 1998 to December 31, 2003, and is automatically renewed annually thereafter. Mr. Theobald will receive: (i) an annual base salary composed of a fixed portion totaling $130,000 per year; (ii) a commission; (iii) an annual performance bonus; (iv) stock options (previously granted) for the purchase of 55,000 shares of our common stock; (v) stock options under the 1998 stock plan for the purchase of 150,000 shares of our common stock vesting over a period of five years, 30,000 shares on each anniversary date of his employment agreement. The Agreement also provides for allowances for custodials and club membership. Upon termination due to Mr. Theobalds' death or disability, cause by the Company or volunteers termination, the Employment Agreement provides for payment of accrued amounts. In addition upon termination for death or disability to his estate shall receive an additional 6 months fixed salary, and all unvested stock options which have been or are scheduled to be granted pursuant to the agreement shall immediately vest.

In July 2000 the Agreements were amended to eliminate substantial bonuses to these executives upon a change of control. The agreements, as amended, nevertheless, provide for payments if these executives elect to terminate their agreements upon a change of control or breach of agreement by the Company as well as termination by the Company without cause. In these circumstances the Company incurs a substantial obligation to the executives for its actions. These include payment to executives in a lump sum, without discount to present value, for the greater of the balance of the term or 24 months (a) the executive's annual salary or fees and (b) in the case of Messrs. Hodge and Theobald their annual bonus which shall be calculated at 80% and 40% of Messrs. Hodge's and Theobald's salary for the twelve months prior to termination. Payments are to be grossed up to cover tax payments. All options granted or obligated to be granted will be accelerated and payments for the exercise price of the options shall be advanced by the Company. Mr. Hodge has indicated he was willing to renegotiate the terms of payment. The parties are in the process of renegotiating the agreement but the Company and Mr. Hodge has not reached a final understanding.

Under the employment agreements a change in control includes (i) an acquisition whereby immediately after such acquisition, a person holds beneficial ownership of more than 50% of the total combined voting power of our then outstanding voting securities; (ii) if in any period of three consecutive years after the date of the employment agreements, the then incumbent board, ceases to constitute a majority of the board for reasons other than voluntary resignation, refusal by one or more board members to stand for election, or removal of one or more board member for good cause; or (iii) the board of directors or the stockholders of ours approve (A) a merger, consolidation or reorganization; (B) a complete liquidation or dissolution by us; or (C) the agreement for the sale or other disposition of all or substantially all of the assets of ours.

In March 1999 we entered into a consulting agreement and an agreement for services with our chairman John P. Singleton. The agreements expire in March 2002 and contains a clause for automatic renewal. The consulting agreement contains an annual fee of $120,000 per year. The Company has accepted the resignation of Mr. Singleton as a consultant to the Company. Mr. Singleton, however, claims he had the right to resign as a result of a change in control of the Company and has demanded severance and other amounts under his contract in excess of $200,000. The Company believes Mr. Singleton's claims are without merit and that his resignation was voluntary.

On January 30, 1998, Mr. Per Olof Ezelius entered into an employment agreement with Network Controls International, Inc. to serve as its President and Chief Executive Officer for an initial term of three years and three months, commencing January 30, 1998, and ending April 30, 2001. On May 12, 1998, we entered into an extension agreement with Mr. Ezelius which provided that the term of the covenant not to compete (as referred to in the original employment agreement) is extended from a period of one-year to two-years commencing from the expiration of the original employment agreement. Such extension agreement further provided that we grant to Mr. Ezelius: (i) 25,000 shares of common stock; (ii) 25,000 options to purchase our common stock (such exercise price being equal to the fair market value of such common stock on May 12, 1998); and
(iii) a cash bonus equal to $100,000.

The original employment agreement provides for Mr. Ezelius to receive an annual base salary comprised of a fixed portion totaling $150,000 per year and an annual performance bonus.

The foregoing summaries are intended as general descriptions of the terms of the employment agreements as amended and are limited in their entirety by the actual language of the their agreements.

Stock Option Plans

We have two option plans: the 1998 Stock Plan and the 1988 Stock Option Plan

The purpose of all the option plans is to provide us with a vehicle to attract, compensate and motivate selected eligible persons, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide such eligible persons with incentives or inducements in the form of awards as such term is defined below, thereby affording such persons an opportunity to share in potential capital appreciation of our common stock.

The 1998 Plan was approved by the board of directors on May 12, 1998, and by the shareholders on March 16, 1999. A total of 1,800,000 shares of common stock are available for issuance under the 1998 plan.

Under the 1998 plan, an eligible person is any person who, at the applicable time of the grant or award under the plan, is an employee, a director and/or a consultant or advisor of ours, or of any parent or subsidiary. An award can consist of: (i) an outright grant of shares of common stock or (ii) the grant of options to purchase shares of Common stock.

As of April 20, 2001, there were commitments to issue approximately 1,500,000 shares of common stock under the 1998 plan. Of these shares, approximately 790,000 shares are subject to options granted to officers and directors and the balance of shares are subject to options granted to non officer employees. The exercise prices range from $0.75 to $4.90, under the 1998 Plan and expire in various years between 2007 - 2011.

The above description of the 1998 plan is qualified in its entirety by reference to the full text of the plan, as well as the terms and conditions of any award agreement governing the grant of an award under the 1998 plan.

The 1998 plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section (nonstatutory stock options"). The exercise price of all incentive stock options must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of our common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

The 1998 plan provides for its administration by the board of directors or a committee chosen by the board of directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to incentive stock options and nonstatutory stock options and the individuals to whom, the times at which and the exercise price for which options will be granted.

The 1988 Plan provides for the issuance of options to purchase common stock to key employees, officers, directors and consultants. As of March 5, 2001, there were options outstanding to purchase 118,290 shares of common stock under the 1988 Plan.

All options are exercisable at prices ranging from $1.00 to $3.50 per share and expire in various years between 2001 - 2009. As of April 30, 2000, there were no options available for grant to purchase shares of common stock under the 1988 Plan.

Certain Relationships and Related Transactions

In April 2000, we entered into an agreement with a corporation controlled by Mr. Frank Pascuito, one of our directors. This corporation received a non-exclusive license from us to utilize our technology in connection with the operation of a regional internet processing center for financial institutions. The agreement provides for the issuance to us of 30% of the stock of this corporation upon the initial capitalization of the entity. We have permitted this entity to utilize our premises and have advanced amounts to this entity. The entity is required to repay us from operations for these advances and for the use of our premises. Mr. Pascuito also agreed to terminate his employment agreement with us. In February 2001 the agreement was amended to provide for the repayment of advances totaling approximately $373,000 by monthly installments of $10,000 with this amount increasing in proportion to the processing center's revenues.

In April, 1998, IFS issued a purchase order for $259,600 to ETI (Euro-Tech International) to obtain ISO 9000 registration. ETI is an Arizona based corporation that specializes in guiding companies through the ISO 9000 certification process. ISO 9000 is an established international business standard. ISO 9000 requires that the core processes of company's business is documented, understood and followed by company personnel. ISO 9000 is becoming a standard for companies in the global market. ETI is also a subsidiary of Intellimet, Inc., formerly, Tech Metrics International, Inc. of which Mr. David
L. Hodge, then President and CEO of IFS International Holdings, Inc. is a director.

On January 30, 1998 the Company acquired all of the outstanding shares of capital stock of NCI Holdings, Inc.. Pursuant to the terms of the Merger Agreement, Per Olof Ezelius, one of our directors and President and CEO of Network Controls International, Inc and the sole beneficial owner of Holdings' capital stock, received 87,094 shares of preferred stock valued at $620,545. We were obligated to register all of these shares of preferred stock under the Securities Act of 1933.

Pursuant to the merger agreement, additional shares were to be issued to Mr. Ezelius if the consolidated pre tax profits of NCI exceeds certain levels during each of the three years ending April 30, 1999, 2000, and 2001 and during the three-year period ending April 30, 2001. Mr. Ezelius received approximately 1,052,000 shares for the fiscal year ended April 30, 1999. In September 2000, we issued 585,511 shares of our common stock to Per Olof Ezelius. The shares were issued as additional contingent consideration pursuant to the terms of a Plan and Merger Agreement dated January 30, 1998. The number of shares was in excess of the number of shares Mr. Ezelius would otherwise been entitled to receive. The consideration for such additional shares was for the surrender by Mr. Ezelius of all rights to receive additional shares pursuant to the Plan and Merger Agreement and related agreements.

Mr. DiGiovanna is an officer/partner of Parker Duryee Rosoff & Haft, which has been acting as the counsel to the Company since approximately September, 1996.

                                 PROPOSAL NO. 2

APPROVAL OF THE SELECTION OF URBACH KAHN & WERLIN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2001.

The Board of Directors has selected Urbach Kahn & Werlin LLP to audit our accounts for the fiscal year ending April 30, 2001. Such firm, which has served as our independent auditor since April 1993, has reported to us that none of its members has any direct financial interest or material indirect financial interest in us.

A representative of Urbach Kahn & Werlin LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote "FOR" the proposal (item 2 on the Proxy Card) approving the ratification of Urbach Kahn & Werlin LLP as the Company's independent auditors for the fiscal year ending April 30, 2001. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, in favor of the proposed approval of the ratification of Urbach Kahn & Werlin LLP as the Company's independent auditors. The ratification must be approved by the affirmative vote of the holders of a majority of the shares of Common stock, present in person or represented by proxy and casting votes with respect to this proposal.

                          TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in Troy, New York by June 20, 2001 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                   FORM 10-KSB

A copy of our Form 10-KSB is available at no charge upon written request to its Investor Relations Department at 300 Jordan Road, Troy, NY 12180.

                        IFS International Holdings, Inc.
                           Rensselaer Technology Park
                                 300 Jordan Road
                              Troy, New York 12180


                                      PROXY


The undersigned hereby appoints Simon Theobald, Per Olof Ezelius and Carmen Pascuito, and each of them, with power of substitution, to represent and vote on behalf of the undersigned all of the shares of IFS International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders for fiscal year 2000 to be held on May 21, 2001, at the offices of the Company at 300 Jordan Road, Troy, New York 12180 and at any adjournment thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals more fully described in the notice of and proxy statement for the meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED BELOW AND ELECTION OF THE PERSONS NAMED BELOW AS DIRECTORS.


1.  ELECTION OF DIRECTORS.

/ /  FOR all nominees listed below         / /  WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below


  Simon J. Theobald, Per Olof Ezelius, Michael D. DiGiovanna, James W. Denney,
                        Dave Hodge and Frank A.Pascuito


2. PROPOSAL FOR APPROVAL OF THE SELECTION OF URBACH KAHN & WERLIN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2001.

        / /  FOR               / /  AGAINST               / /  ABSTAIN


INSTRUCTION:
To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE-DESCRIBED PROPOSALS AND FOR ELECTION OF THE NAMED DIRECTOR NOMINEES. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the partnership or limited liability company name by authorized person.



                           Printed Name of Shareholder


---------------------------             ----------------------------------
Date                                    Signature


                                        ----------------------------------
                                        Signature if held jointly

Please sign and return this proxy in the enclosed, postage-paid envelope whether or not you attend the meeting. You may attend the meeting and void this proxy simply by voting your shares. I / / will / / will not attend the meeting.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.